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                                                                   EXHIBIT 10.33


                   AGREEMENT FOR MANAGEMENT ADVISORY SERVICES


                  THIS MANAGEMENT ADVISORY SERVICES AGREEMENT (this "Agreement") is made as of February 10, 1999, between Aames Financial Corporation, a Delaware corporation (the "Company"), and Equifin Capital Management, LLC, a Delaware limited liability company ("Advisor").

                  WHEREAS, the Company and Advisor are entering into this Agreement pursuant to that certain Preferred Stock Purchase Agreement, dated as of December 23, 1998, between the Company and Capital Z Financial Services Fund II, L.P.; and

                  WHEREAS, the Company desires to retain the advisory services of Advisor and Advisor is willing to render such services on the terms set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.       Scope of Agreement

                  Unless and until this Agreement is amended and except as the parties agree otherwise in writing, this Agreement sets forth the terms and conditions applicable to the performance by Advisor during the Term (as defined in Section 2 hereof) of the


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specific services for the Company related to the business of the Company, which are set forth in Section 3 hereof.

2.       Term

                  The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the earlier of (i) five (5) years from the date hereof and (ii) such date as is mutually agreed to by the parties hereto as the termination date for the services to be provided hereunder. Notwithstanding the foregoing, the Term may be terminated earlier in accordance with Section 8 hereof or may be extended by mutual consent of the parties.

3.       Advisory Services

                  During the Term, Advisor shall provide advisory services to Company as requested by the Company with respect to business performance improvements, cost reduction programs and quality initiatives to be implemented by the Company, as well as general advice relating to business decisions which have been or may be contemplated by the Company (the "Advisory Services"). The Advisory Services shall be provided by Advisor in such manner and at such places as it reasonably deems to be appropriate. The Company shall provide to Advisor such documentation and access to Company personnel as Advisor may deem reasonably necessary to perform the Advisory Services that may be requested by the Company hereunder. From time to time, the Company and the Advisor may enter into mutually acceptable arrangements with


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regard to transactions outside the normal course of business, at compensation levels to be mutually agreed upon.

4.       Compensation and Expenses

                  (a) In consideration for the Advisory Services, the Company shall pay to Advisor an advisory fee of $250,000 per calendar quarter (the "Fee"). The Fee shall be paid to Advisor in advance on each January 15, April 15, July 15 and October 15 during the Term, provided that the initial Fee payment shall be made on the date hereof, in recognition of services performed prior to date hereof and for the balance of the calendar quarter ending March 31, 1999.

                  (b) The Company shall pay or reimburse Advisor for all reasonable, documented out-of-pocket expenses incurred by Advisor in performing Advisory Services (including, but not limited to, reasonable travel, hotel and meal expenses incurred by Advisor's employees and representatives in connection with the performance of Advisory Services and in accordance with the Advisor's applicable travel and expense policies). Advisor may invoice the Company periodically for all such expenses incurred, which invoice shall be accompanied by reasonable documentation of all expenses then being invoiced, and the Company shall pay Advisor the amount of such invoice within ten (10) days of the receipt of such invoice.

                  (c) All payments made to Advisor under this Agreement shall be in cash in the manner specified in writing by Advisor,


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and all such payments shall be made without deduction, set off, recoupment or counterclaim.

5.       Documentation

                  At the request of the Company, Advisor will submit a summary of all services performed during the period covered by such request indicating the date(s) of performance, the resources involved, and a summary description of services rendered. Advisor may submit, on a monthly basis, a statement showing all time spent performing Advisory Services during such month and, unless the Company objects to such statement within 30 days after the delivery of same by Advisor, such statement shall be conclusive as to the number of hours spent performing such services.

6.       Conflicts of Interest; Confidentiality.

                  (a) The Company acknowledges that Advisor (and its affiliates) intend to provide services which are similar to the Advisory Services to other persons or entities, some of which may be in competition with the Company. The Company agrees that it will not assert that the provision of any such other services constitutes a conflict of interest or breach of this Agreement or otherwise gives rise to a claim against Advisor or any such affiliate.

                  (b) Advisor agrees to treat confidentially any non-public information provided to it by the Company hereunder and not to disclose such information to any other person (other than any of Advisor's employees, representatives or affiliates who


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need to know such information for purposes of performing Advisory Services or members of the Company's Board of Directors or representatives of Capital Z Financial Services Fund II, L.P. or its general partner), except as may be required by law or legal process.

7.       Independent Contractor Status.

                  (a) Advisor will function under this Agreement solely as an independent Advisory contractor performing work for the Company. This Agreement does not constitute either party as an employee, partner, joint venturer, agent or other representative of the other party for any purpose whatsoever. Neither party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name of or for the account of the other party, or to create an obligation or liability of any kind, express or implied, on behalf of the other party, or to bind the other party in any manner whatsoever, or hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other party in any manner whatsoever (except as to any actions taken by either party at the express written request and direction of the other party).

                  (b) Advisor shall be solely responsible for the payment of any Federal, state and local taxes applicable to the Advisory Fees and expenses paid or payable by the Company in connection with the Advisory Services.

8.       Termination.


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                  In the event that (i) Advisor's professionals spend, in the aggregate, less than 480 hours performing Advisory Services during any twelve month period or (ii) Mani Sedeghi ceases to serve as a principal of Advisor, then the Company may terminate this Agreement upon thirty (30) days' prior written notice to Advisor. Upon such termination, the Company shall be liable for payment of any Advisory Fees and expenses accrued prior to the date of such termination. The provisions of Sections 4 (with respect to all Fees earned and expenses incurred prior to the date of termination) and 6 through 12 hereof, inclusive, shall survive any termination of this Agreement. 9. Indemnification.

                  The Company shall indemnify and hold harmless Advisor and any of its officers, partners, members, shareholders, directors, employees and affiliates (direct or indirect) (each, an "Indemnified Person") from and against all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses or any kind or nature whatsoever ("Claims") which may be incurred by or asserted against or involve Advisor or any other Indemnified Person as a result of any third party claim arising out of the Advisory Services (including, without limitation, any Advisory Services rendered prior to the date hereof) or the engagement of Advisor hereunder and, upon demand by Advisor or any other Indemnified Person, pay or reimburse any of Advisor or such other Indemnified Person for any reasonable out-of-pocket legal or other expenses, and other costs incurred by Advisor or such Indemnified Person in


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connection with the investigation, defending or preparing to defend any such
Claim, provided that the foregoing indemnity shall not apply to the extent any Claim is finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Advisor.

                  The Company shall assume the defense of any Claim and shall employ counsel reasonably satisfactory to the Advisor. Any Indemnified Person shall have the right to employ separate counsel with respect to any such Claim and participate in the defense thereof at the expense of the Company if (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to such action (including any impleaded parties) include any Indemnified Person and the Company or any of its affiliates, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available which are different from or in addition to those available to the Company or any of its affiliates, in which case the Indemnified Person shall have the right to assume the defense thereof at the expense of the Company; provided, that, the Company shall not be responsible for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any such action in the same jurisdiction, in addition to any local counsel.

10.      Notices.

                  All notices, requests, consents and other communications shall be deemed given upon receipt and shall be in


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writing and shall be delivered in person or mailed by certified mail, return receipt requested, or sent by facsimile transmission, and, if to the Company, shall be addressed as follows:

                  Aames Financial Corporation
                  2 California Plaza
                  350 South Grand Avenue
                  Los Angeles, California  90071
                  Attention: General Counsel
                  Telecopy:  (323) 210-5026

                  and if to Advisor, shall be addressed as follows:
                  Equifin Capital Finance Management, LLC
                  One Chase Manhattan Plaza
                  New York, New York
                  Attention:  Mani Sadeghi
                  Telecopy:  212-898-8721

11.      Assignment.

                  Neither party may assign this Agreement without the consent of the other party in writing.

12.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.

                  (b) Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior agreements and understandings between them relating to such subject matter.


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                  (c) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and Advisor.

                  (e) Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

                  (f) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.





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AAMES FINANCIAL CORPORATION               EQUIFIN CAPITAL MANAGEMENT, LLC



By:      /s/ Cary H. Thompson             By:      /s/ Mani Sadeghi
   -------------------------------           --------------------------------
   Name:                                     Name: Mani A. Sadeghi
   Title:                                    Title: CEO

Date                                      Date       2/8/99
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